    As filed with the Securities and Exchange Commission on November 8, 2002
                                                        File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               PACTIV CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                   36-2552928
   (STATE OR OTHER JURISDICTION            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)

        1900 WEST FIELD COURT                             60045
        LAKE FOREST, ILLINOIS                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (847) 482-2000

                               PACTIV CORPORATION
                        2002 INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                             JAMES V. FAULKNER, JR.
                                 GENERAL COUNSEL
                              1900 WEST FIELD COURT
                           LAKE FOREST, ILLINOIS 60045
                                 (847) 482-2000
                               (AGENT FOR SERVICE)

                                ---------------


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          Proposed Maximum    Proposed Maximum
                                                           Offering Price        Aggregate
    Title of Securities to be          Amount to be        Per Share (1)     Offering Price (1)       Amount of
           Registered                   Registered                                               Registration Fee (2)
---------------------------------- --------------------- ------------------- ------------------- ---------------------
Common Stock, par value $.01 per
share (including related                13,500,000              $20.03           $270,405,000          $2,125.84
preferred stock purchase rights)
======================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the shares of Common Stocks as reported on the New York Stock Exchange on November 5, 2002.

(2) Pursuant to Rule 457(p), the Registration Fee with respect to 10,103,658 shares of Common Stock was previously paid in connection with Pactiv Corporation (fka Tenneco Packaging Inc.) Registration Statement No. 333-90335 (filed November 4, 1999) in the amount of $22,751.42, which amount is being offset against the currently due filing fee. Upon the filing of this Registration Statement, Registration Statement No. 333-90335 is hereby withdrawn.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have heretofore been filed by Pactiv Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)      Form 10-K for the year ended December 31, 2001;

         (b)      Form 10-Q for the quarter ended March 31, 2002;

         (c)      Form 8-K filed April 25, 2002;

         (d)      Form 10-Q for the quarter ended June 30, 2002;

         (e)      Forms 8-K and 8-K/A filed August 9, 2002; and

         (d) The description of the Company's shares of common stock, par value $0.01 per share (the "Common Stock") and preferred stock purchase rights contained in the Company's registration statement on Form 10-12b/A filed on October 18, 1999.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters regarding shares of Common Stock offered hereby will be passed upon for the Company by James V. Faulkner, Jr., General Counsel of the Company. Mr. Faulkner beneficially owns 378,967 shares of Common Stock of the Company (including options to purchase 321,588 shares of Common Stock of the Company, which options are either presently exercisable or exercisable within 60 days).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                      Elimination of Liability of Directors

         The Certificate of Incorporation of the Company (the "Certificate") provides that a director of the Company will not be liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware ("DGCL") as the same exists or may thereafter be amended. Based on the DGCL, as presently in effect, a director of the Company will not be personally liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to the Company or its shareowners;

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

         - for any transactions from which the director derived an improper personal benefit.

         While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director and do not apply to officers of the Company who are not directors.

                   Indemnification of Directors and Officers

         The Bylaws of the Company (the "Bylaws") provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses, including attorneys' fees, reasonably incurred by that Covered Person. The Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify a Covered Person in connection with a proceeding or part thereof commenced by that Covered Person only if the commencement of the proceeding or part thereof by the Covered Person was authorized by the Board.

         The Bylaws further provide that the Company will pay the expenses including attorneys' fees incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by that Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the relevant section of the Bylaws or otherwise.

         Pursuant to the Bylaws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. The Bylaws provide that, in any such action, the Company will have the burden of proving that the Covered Person is not entitled to the requested indemnification or payment of expenses under applicable law.

         The Bylaws also provide:

         - that the rights conferred on any Covered Person thereby are not exclusive of any other rights which that Covered Person may have or thereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareowners or disinterested directors or otherwise;

         - that the Company's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that Covered Person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise; and

         - that any repeal or modification of the relevant provisions of the Bylaws will not adversely affect any right or protection thereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

         The Bylaws also expressly state that the provisions thereof will not limit the Company's right, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

A.       Incorporation by Reference.

The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Pactiv Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of Illinois, on November 8, 2002.

                                           PACTIV CORPORATION

                                           By   /s/ Richard L. Wambold
                                                --------------------------------
                                                Richard L. Wambold
                                                Chairman, President and Chief
                                                Executive Officer

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Pactiv Corporation, a Delaware corporation, and the undersigned directors and officers of Pactiv Corporation hereby constitutes and appoints Richard L. Wambold and James V. Faulkner, Jr. his, her or its true and lawful attorneys-in-fact and agents, for him, her or it and in his, her or its name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this report, and to file each such amendment to this report, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               Signature                                      Title                                  Date
               ---------                                      -----                                  ----
/s/ Richard L. Wambold                        Chairman, President, Chief Executive             November 7, 2002
---------------------------------------       Officer and Director (principal
          Richard L. Wambold                  executive officer)

/s/ Andrew A. Campbell                        Chief Financial Officer (principal               November 7, 2002
---------------------------------------       financial and accounting officer)
         Andrew A. Campbell

/s/ Larry D. Brady                                           Director                          November 7, 2002
---------------------------------------
         Larry D. Brady

                                                             Director
---------------------------------------
         Robert J. Darnall

/s/ Mary R. (Nina) Henderson                                 Director                          November 7, 2002
---------------------------------------
       Mary R. (Nina) Henderson

/s/ Roger B. Porter                                          Director                          November 7, 2002
---------------------------------------
         Roger B. Porter

/s/ Paul T. Stecko                                           Director                          November 7, 2002
---------------------------------------
         Paul T. Stecko

/s/ Norman H. Wesley                                         Director                          November 7, 2002
---------------------------------------
         Norman H. Wesley

                                INDEX TO EXHIBITS


Exhibit
Number         Description of Document
------         -----------------------

4.1 Restated Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.1 to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.2 Amended and Restated By-laws of the registrant (incorporated herein by reference to Exhibit 3.2 to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.3 Specimen Stock Certificate of Pactiv Corporation Common Stock (incorporated herein by reference to Exhibit 4.1 to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.4 Qualified Offer Plan Rights Agreement, dated as of November 4, 1999, by and between the registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

*4.4(a) Amendment No. 1 to Rights Agreement, dated as of November 7, 2002, by and between the registrant and National City Bank, as Rights Agent.

4.5(a) Indenture, dated September 29, 1999, by and between the registrant and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to Tenneco Packaging Inc.'s Registration Statement on Form S-4, File No. 333-82923).

4.5(b) First Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29, 1999, between the registrant and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.3(b) to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.5(c) Second Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29, 1999, between the registrant and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.3(c) to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.5(d) Third Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29, 1999, between the registrant and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.3(d) to Pactiv

               Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.5(e) Fifth Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29, 1999, between the registrant and The Chase Manhattan Bank, as Trustee (incorporated herein by reference to Exhibit 4.3(f) to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

4.6 Registration Rights Agreement, dated as of November 4, 1999, by and between the registrant and the trustees under the Pactiv Corporation Rabbi Trust (incorporated herein by reference to Exhibit 4.4 to Pactiv Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).

*4.7           Pactiv Corporation 2002 Incentive Compensation Plan

*5 Opinion of James V. Faulkner, Jr. Esq. regarding the Common Stock of the Registrant

*23.1          Statement regarding Consent of Arthur Andersen LLP

*23.2 Consent of James V. Faulkner, Jr. Esq. (included in opinion filed as Exhibit 5 hereto)

*24            Power of Attorney (included on the signature page hereto)



*/             Filed herewith